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                                                                    EXHIBIT 99.1

BINDVIEW DEVELOPMENT CORPORATION                                    NEWS RELEASE
Investor Relations
3355 West Alabama Street, 12th Floor
Houston, Texas 77098-1718
Tel: (713) 843-1799 o Fax: (713) 843-1794
http://www.bindview.com


[BINDVIEW LOGO]


FOR IMMEDIATE RELEASE

                    BINDVIEW DEVELOPMENT CORPORATION REPORTS
                          RECORD THIRD QUARTER RESULTS

         HOUSTON, TEXAS - OCTOBER 13, 1998 -- BindView Development Corporation (Nasdaq: BVEW), a developer of systems management software products, today announced record quarterly revenues for its third quarter ending September 30, 1998.

         Total revenues for the quarter grew 90 percent to a record $10.1 million, compared with revenues of $5.3 million in the third quarter of 1997. Net income for the third quarter increased 76 percent to a record $1.5 million or $0.07 per share, from $0.9 million or $0.06 per share during the same period in 1997. The strong results in the quarter were fueled by BindView's expanding software license revenue. License revenue increased 76 percent over the comparable quarter in 1997.

         "We are pleased to see continued growth across our entire product line," said Eric Pulaski, President and Chief Executive Officer of BindView Development. "We believe these results reflect continued industry acceptance of our BindView EMS for systems administration, security assessment and asset management for PC-based network environments, including Windows NT and Novell NetWare platforms. We have achieved these results while continuing to grow our own resources and infrastructure. Having completed a successful initial public offering in July, combined


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with our infrastructure growth, BindView is financially and operationally positioned with a solid framework for the future."

ABOUT BINDVIEW DEVELOPMENT CORPORATION

       BindView Development Corporation develops, markets and supports a suite of systems management software products, which manage the security and integrity of complex, distributed client/server networks operating on Microsoft Windows NT and Novell NetWare environments. The Company's primary product line, BindView EMS, provides software solutions for systems administration, security management, enterprise inventory of LAN assets and Year 2000 assessment of PC-based hardware and software.

       Headquartered in Houston, Texas, BindView's shares of common stock trade on the Nasdaq National Market System under the symbol BVEW. For more information about BindView, please call our investor relations hotline at (713) 843-1799. For information about BindView's products, call (713) 561-4000 and visit its Web site at http://www.bindview.com.


        (Attached is Consolidated Statement of Income and Balance Sheet)


BindView, BindView Development Corporation, BindView Enterprise Management System and BindView EMS are trademarks or registered trademarks of BindView Development Corporation. Other trademarks are the property of their respective owners.

FOR MORE INFORMATION, PLEASE CONTACT:

BindView Development Corporation
  INVESTOR RELATIONS        Scott Plantowsky (713) 843-1799 invest@bindview.com


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                              BindView Development
                                   Corporation
                        Consolidated Statement of Income
                                   (Unaudited)


                                                           Quarter                          Nine Months
                                                     Ended September 30,                Ended September 30,
                                                   1998              1997              1998             1997
                                                           (in thousands, except per share amounts)
Revenues:
         Licenses                                 $     7,984     $        4,524     $     18,587     $     10,782
         Services                                       2,136                794            5,366            1,871
                                                  -----------     --------------     ------------     ------------
                  Total revenues                       10,120              5,318           23,953           12,653
                                                  -----------     --------------     ------------     ------------
Cost of revenues:
         Cost of licenses                                 329                150              790              379
         Cost of services                                 281                139              722              386
                                                  -----------     --------------     ------------     ------------
                  Total cost of revenues                  610                289            1,512              765
                                                  -----------     --------------     ------------     ------------
Gross profit                                            9,510              5,029           22,441           11,888
                                                  -----------     --------------     ------------     ------------
Costs and expenses:
         Sales and Marketing                            4,493              2,325           10,935            5,521
         Research and Development                       2,250                837            5,944            2,159
         General and Administrative                       903                550            2,313            1,544
                                                  -----------     --------------     ------------     ------------
Operating income                                        1,864              1,317            3,249            2,664
Other income, net                                         485                 22              756               51
                                                  -----------     --------------     ------------     ------------
Income before income tax provision                      2,349              1,339            4,005            2,715
Provision for income tax                                  822                  _            1,276                _
                                                  -----------     --------------     ------------     ------------
Net income                                              1,527              1,339            2,729            2,715
Pro forma charge in lieu of income taxes                    _                469                _              951
                                                  ===========     ==============     ============     ============
Pro forma net income                              $     1,527     $          870     $      2,729     $      1,764
                                                  ===========     ==============     ============     ============
Earnings per common share:
Basic                                             $      0.09     $         0.11     $       0.24     $       0.21
Diluted                                           $      0.07     $         0.06     $       0.14     $       0.12
Shares used in computing earnings per
common share:
         Basic                                         17,810              8,228           11,492            8,228
         Diluted                                       22,220             14,540           19,543           14,295


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                              BindView Development
                                   Corporation
                           Consolidated Balance Sheet
                                   (Unaudited)


                                                                                   September 30,           December 31,
                                                                                        1998                   1997
                                                                                 ------------------------------------------
                                                                                              (in thousands)

                                                      ASSETS
Current assets:
         Cash and cash equivalents                                               $           48,374      $           7,203
         Accounts receivable, net                                                             3,706                  4,729
         Other current assets                                                                   686                     --
         Deferred tax asset                                                                   3,939                  3,150
                                                                                 ------------------      -----------------
                  Total current assets                                                       56,705                 15,082
         Property and equipment, less accumulated depreciation                                3,784                  1,370
         Other assets                                                                            31                     57
                                                                                 ==================      =================
                           Total assets                                          $           60,520      $          16,509
                                                                                 ==================      =================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                                                        $            1,496      $             785
         Accrued liabilities                                                                    908                    831
         Accrued compensation                                                                   822                    614
         Deferred revenue                                                                     4,357                  2,029
                                                                                 ------------------      -----------------
                  Total current liabilities                                                   7,583                  4,259
                                                                                 ------------------      -----------------
Shareholders' equity:
         Convertible preferred stock                                                              _                     25
         Common stock                                                                             1                      1
         Additional paid-in capital                                                          56,244                 31,728
         Common stock warrant                                                                     _                    550
         Retained earnings (accumulated deficit)                                             (3,308)                (6,037)
         Treasury stock                                                                           _                (14,017)
                                                                                 ------------------      -----------------
                  Total shareholders' equity                                                 52,937                 12,250
                                                                                 ------------------      -----------------
                           Total liabilities and shareholders' equity            $           60,520      $          16,509
                                                                                 ==================      =================


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